Exhibit 16.0

MADSEN & ASSOCIATES, CPA’s INC.

684 East Vine St #3

Certified Public Accountants and Business Consultants

Salt Lake City, Utah 84106

Telephone 801-268-2632

Fax 801-262-3978

United States Securities and Exchange Commission

Division of Corporate Finance

450 Fifth Street, NW

Washington, DC  20549

Date August 29, 2005

Dear Sirs

Re:  Dismissal as Auditor of T-Bay Holdings, Inc.

We have reviewed Item 4 of the Company’s report on Form 8-K regarding our dismissal as auditor and are in agreement with the disclosures contained therein.

Yours truly,

/s/ Madsen & Associates CPA’s Inc.